UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/17/2011

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 800
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on August 18, 2011 by Quantum Corporation (the "Company") in order to update information disclosed under "Item 5.07 Submission of Matters to a Vote of Security Holders" regarding the results of voting at the Company's annual meeting of stockholders held on August 17, 2011 (the "2011 Annual Meeting").

At the 2011 Annual Meeting, the Company's stockholders voted on, among other matters, a proposal regarding the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. As previously reported by the Company, a majority of the votes cast were voted for holding such advisory votes on an annual basis. In consideration of the outcome of this advisory vote, the Company's Board of Directors decided that Quantum will hold an annual advisory vote on executive compensation until the next stockholder advisory vote is held on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: November 02, 2011	By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary